Exhibit 15.8

Annual Report 2017

Novartis Annual Report 2017 | 123 Compensation RepoRt executive Committee compensation philosophy and principles Executive Committee compensation philosophy and principles holders and the Compensation Committee’s independent Novartis compensation philosophy pensation Committee has solicited feedback from share-Our compensation philosophy aims to ensure that Exec-utive Committee members are rewarded according to their success in implementing the company strategy as well as their contribution to company performance and long-term value creation. advisor in selecting peer companies for executive com-pensation comparison purposes. External peer data is one of the elements considered by the Board and the Compensation Committee when making decisions on executive pay and helps ensure the system and levels at Novartis remain competitive. The Compensation Committee considers executive compensation among the peer group of 15 global health-care companies set out in the table below, as communi-cated in last year’s Compensation Report. The compa-nies in this peer group were selected based on a number of criteria that reflect our industry, as well as the size and scope of operations. Target compensation is generally positioned around the market median benchmark for comparable roles within this group. GLoBaL HeaLtHCaRe peeR GRoUp pay for performance shareholder alignment • Variable compensation is tied directly to the achievement of strategic company targets • Our incentives are significantly weighted toward long-term, equity-based plans • Measures under the Long-Term Incentives are calibrated to promote the creation of shareholder value • Executive Committee members are expected to build and maintain substantial shareholdings Balanced rewards • Balanced set of measures to create sustainable value • Mix of targets based on financial metrics, innovation, individual objectives, Values and Behaviors, and performance vs. competitors AbbVie Amgen AstraZeneca Biogen Bristol-Myers Squibb Celgene Eli Lilly & Co. Gilead Sciences GlaxoSmithKline Business ethics • The Values and Behaviors are an integral part of our compensation system • Forms part of the assessment of the individual objectives for the Annual Incentive Johnson & Johnson Merck & Co. Novo Nordisk Pfizer Roche Sanofi Competitive compensation • Total compensation must be sufficient to attract and retain key global talent • Overarching emphasis on pay for performance The Compensation Committee believes that using a con-sistent set of peers that have a similar scope and size enables shareholders to evaluate the compensation year on year and make pay-for-performance comparisons. Novartis therefore makes the commitment to sharehold-ers to confirm benchmarking practices, including the peer group, each year. Although Novartis is headquartered in Switzerland, more than a third of sales come from the US market, and the US remains a significant talent pool for the recruit-ment of executives by the company. All current Execu-tive Committee members have either worked in or have extensive experience with the US. It is therefore critical that Novartis is able to attract and retain key talent glob-ally, especially from the US. For consideration of European and local practices, the Compensation Committee also references a cross-in-dustry peer group of Europe-headquartered multina-tional companies selected on the basis of comparability in size, scale, global scope of operations, and economic influence to Novartis. Five of these companies focus exclusively on healthcare: AstraZeneca, GlaxoSmith-Kline, Novo Nordisk, Roche and Sanofi. Ten companies are selected from the STOXX® All Europe 100 Index rep-resenting multiple sectors: Anheuser-Busch InBev, Bayer, BMW, Daimler, Danone, Heineken, L’Oréal, Merck KgaA, Nestlé and Unilever. While the global healthcare peer group remains the primary comparator group for pay decisions, this sec-ond cross-industry group, which remains unchanged since last year, is used as an additional reference point to assess wider market pay practices and to minimize any distortions in Novartis compensation practices and systems. Alignment with company strategy The Novartis strategy is to use science-based innova-tion to deliver better patient outcomes. We aim to lead in growing areas of pharmaceuticals and oncology med-icines, generics and biosimilars, and eye care. To align the compensation system with this strategy and to ensure that Novartis is a high-performing organi-zation, the company operates both a short-term Annual Incentive and two Long-Term Incentive plans with a bal-anced set of measures and targets. The Board determines specific, measurable and time-bound performance metrics for the Annual Incen-tive and the two Long-Term Incentive plans. Executive Committee compensation There is fierce competition within the pharmaceutical and biotechnology industries for top executive talent with deep expertise, competencies and proven performance. The Board and the Compensation Committee determine compensation for appointed Executive Committee mem-bers in line with the appointments compensation policy outlined on page 124. Approach to benchmarking Novartis takes a rigorous approach to peer group con-struction and maintenance. In recent years, the Com-

128 | Novartis Annual Report 2017 Annual Incentive – 2017 pLan oVeRVieW Grant formula x = on-target opportunities • Ceo: 150% of annual base salary • other executive Committee members: 90% to 120% of annual base salary performance measures • Performance is measured against a balanced scorecard of quantitative targets and individual objectives; behavior is assessed against the Novartis Values and Behaviors. Balanced scorecard • The 2017 balanced scorecard targets and achievements of the CEO are detailed on the next page. • Balanced scorecards for the other Executive Committee members have quantitative objectives (weighted 60%) specific to their division or business unit. For Group function heads, these are the same as the Group financial targets of the CEO. The individual objectives (weighted 40%) differ by role. They may include additional financial and strategic targets, such as EPS; growth, productivity and development initiatives; leadership; diversity; quality; and corporate responsibility initiatives, including access to medicine. They also include managing company reputational risk. Values and Behaviors • The Annual Incentive also takes into account an assessment of the following six Values and Behaviors: innovation, quality, collaboration, performance, courage and integrity. • The Executive Committee members are expected to demonstrate these at the highest level. Further details on the Values and Behaviors can be found on page 18. payout matrix • The payout matrix equally recognizes performance against the balanced scorecard of financial and non-financial targets, and demonstration of our Values and Behaviors. The payout range is 0–200% of on-target opportunity based on performance, as shown below: % payout expectations Form of award • At the end of the performance period, 50% is paid in cash and the remaining 50% is paid in Novartis restricted shares or RSUs, deferred for three years (see table on page 125 for details on leaver treatment). • Executives may choose to receive all or part of the cash portion of their Annual Incentive in Novartis shares or American Depositary Receipts (ADRs; US only) that will not be subject to forfeiture conditions. In the US, awards may also be delivered in cash under the US-deferred compensation plan. • Clawback and malus provisions apply to all Annual Incentive awards. Dividend rights, voting rights and settlement • Restricted shares carry voting rights and dividends during vesting period. RSUs are of equivalent value but do not carry voting rights and dividends during vesting period. • Following the vesting period, settlement of RSUs is made in unrestricted Novartis shares or ADRs. gets. However, to ensure that shareholders can understand the basis for CEO Annual Incentive awards, a DisCLosURe oF Ceo annUa L inCentiVe prin ciples Tar tar det gets and achievements of the Annual Incentive are disclosed in arrears due to commercial sensitivity of the ailed balanced scorecard is disclosed annually after the end of the performance cycle. performance vs. balanced scorecard exceeding expectations 60–90% 130–160% 170–200% meeting expectations 0–70% 90–120% 130–160% partially meeting expectations 0% 0–70% 60–90% partially meeting expectations meeting expectations exceeding Values and Behaviors assessment Target Annual Incentive Target incentive % Annual base salary

130 | Novartis Annual Report 2017 Long-Term Performance Plan – 2015-2017 cycle The Long-Term Performance Plan (LTPP) is the first of two Long-Term Incentive plans, which rewards creation of long-term value and innovation, in line with our business strategy. pLan oVeRVieW Grant formula At the start of the performance cycle, performance share units (PSUs) are granted under each of the Long-Term Incentive plans, as follows: step 1 x = step 2 / = on-target opportunity and payout range on-target opportunities: • Ceo: 200% of annual base salary • other executive Committee members: between 140% and 190% of annual base salary payout range: from 0% to 200% of the on-target amount based on performance Form of award PSUs granted at the beginning of the cycle will vest at the end of the three-year performance cycle and are converted into Novartis shares. PSUs carry dividend equivalents that are paid in shares at the end of the cycle to the extent that performance conditions have been met. payout formula: x + = Policy information on page 125 provides details on the treatment of Long-Term Incentive awards for leavers. For the 2015-2017 cycle, the tables below provide details on the achievements and payouts for each of the two performance measures of the LTPP. The Novartis Cash Value Added performance measure (75% weighting) applies equally for the CEO and the other Executive Committee members. The innovation performance measure (25% weighting) is specific to the respective head of the division or unit, and is a weighted average of the divisions or units for the CEO and Group function heads. peRFoRmanCe measURe 1: noVaRtis CasH VaLUe aDDeD (nCVa) FoR 2015-2017 CYCLe (75% oF Ltpp) Description NCVA incentivizes sales growth and margin improvement as well as asset efficiency. It is calculated as follows: – NCVA 2 – = gross operational assets 1 WACC = weighted average cost of capital 2 NCVA = (cash flow return on investment % – WACC) x gross operational assets in constant currencies The NCVA performance factor is based on a 1:3 payout curve, where a 1% deviation in realization versus target leads to a 3% change in payout (for example, a realization of 105% leads to a payout factor of 115%). Accordingly, if performance over the three-year vesting period falls below 67% of target, no payout is made for this portion of the LTPP. If performance over the three-year vesting period is above 133% of target, payout for this portion of the LTPP is capped at 200% of target. Group performance outcome for the 2015-2017 cycle During the 2015-2017 cycle, Novartis delivered an NCVA of USD 8.3 billion, 4.4% ahead of a target of USD 7.9 billion in constant currencies. This was mainly due to a much stronger operational performance in 2017, driven especially by Cosentyx and Entresto, and Alcon returning to growth. Following the application of the 1:3 payout curve, the 104.4% achievement versus target generates a performance factor of 113% of target for this part of the LTPP. When determining the NCVA target for 2015-2017 in comparison to the 2014-2016 cycle, the Board took into account predominantly the loss of exclusivity of Glivec/Gleevec, a total of USD 2.8 billion of sales in 2017 compared to 2014. They also considered the impact of the negative currency effects (strengthening of the US dollar), which were partly offset by lower costs of capital resulting from lower interest rates. Taxes Capital charge (based on WACC1) on Operating income + Amortization, impairments, and adjusting for gains / losses from non-operating assets Realized PSUs Dividend equivalents Performance factor Target number of PSUs Grant value Target number of PSUs Target incentive % Share price Annual base salary Grant value

Novartis Annual Report 2017 | 131 Compensation RepoRt 2017 executive Committee compensation peRFoRmanCe measURe 2: innoVation measURe FoR CYCLe 2015-2017 (25% oF Ltpp) Description Innovation is a key value driver for shareholders and is critical to our future. At the beginning of the cycle, the Research & Development Committee determines the most important target milestones, considering the following: • The expected future potential revenue • The potential qualitative impact of research and development on science and medicine • The potential impact of research and development on the treatment or care of patients At the end of the cycle, the Compensation Committee determines the payout factor based on the performance assessment made by the Research & Development Committee. Payout range 0–150% based on achievement of target milestones; payout range 150–200% for truly exceptional performance. Group performance outcome for the 2015-2017 cycle During the 2015-2017 performance cycle, Novartis delivered solid performance versus target on innovation, which accelerated over the three-year performance period. Some of the successes in the Innovative Medicines Division included approvals of Cosentyx (ankylosing spondylitis and psoriatic arthritis) and Kisqali (metastatic breast cancer), as well as the AMG 334 (migraine) submission. The serelaxin (acute heart failure) pivotal study readout was disappointing. Sandoz achievements included the rituximab US and EU filings, as well as epoetin alfa EU approval. Sandoz did not achieve approval in the US and EU for pegfilgrastim. Alcon achieved EU approval for the Clareon IOL with AutonoMe pre-loaded delivery system, and EU approval for Dailies Total1 Multifocal. NIBR discovered several unanticipated targets using shRNA/CRISPR and phenotypic screens, translational clinical research and integrative genomics. The achievements made over the three-year performance cycle will have a positive impact on Novartis, the scientific and medical community, and patient outcomes. Following input from the Research and Development Committee, the Board approved an innovation performance factor for the Group of 115% of target. P targets (NCVA and long-term innovation) are considered commercially sensitive at the time of setting Ltpp paYoUt FoR tHe 2015-2017 peRFoRmanCe CYCLe Ceo payout over CHF cycle all, the Board approved an Ltpp payout of 114% of target for the Ceo, i.e. CHF 5 068 337 (including 446 250 of dividend equivalents accrued and CHF -66 618 in share price evolution over the performance ). DisCLosURe oF Ltpp taRGe ts princi ples LTP and t unde after herefore are not disclosed on a prospective basis. However, to ensure that shareholders are able to rstand the link between pay and performance, we will disclose the targets, achievements and payout the end of the performance cycle.

132 | Novartis Annual Report 2017 Long-Term Relative Performance Plan – 2015-2017 cycle The Long-Term Relative Performance Plan (LTRPP) is the second of two Long-Term Incentive plans, which rewards competitive shareholder return relative to the global healthcare peer group. pLan oVeRVieW Grant formula At the start of the performance cycle, PSUs are granted under each of the Long-Term Incentive plans, as follows: step 1 x = step 2 / = on-target opportunity and payout range on-target opportunities: • Ceo: 125% of annual base salary • other executive Committee members: between 30% and 80% of annual base salary payout range: from 0% to 200% of the on-target amount based on performance Form of award PSUs granted at the beginning of the cycle will vest at the end of the three-year performance cycle and are converted into Novartis shares. PSUs carry dividend equivalents that paid in shares at the end of the cycle to the extent that performance conditions have been met. payout formula: x + = Policy information on page 125 provides details on the treatment of Long-Term Incentive awards for leavers. ReLatiVe tsR peRFoRmanCe FoR CYCLe 2015-2017 (100% oF LtRpp) Description Performance is based on our TSR relative to a global healthcare peer group. Outperformance of this peer group is a key indicator of the extent to which Novartis is delivering long-term value for shareholders. The peer group and payout matrix for the 2015-2017 performance cycle are as follows: 1 From the LTRPP 2017-2019 performance cycle onward, a revised peer group of 15 global healthcare companies applies, as listed on page 123. 2 From the LTRPP 2018-2020 performance cycle onward, there will be no vesting for below median performance. The payout matrix includes a significant reduction (including scope to reduce to nil) when Novartis does not outperform the majority of the companies in the group. At the end of the performance cycle, all companies are ranked in order of highest to lowest TSR in USD. The Compensation Committee uses its discretion to determine the payout factor within the ranges shown above, and takes into consideration factors such as absolute TSR, overall economic conditions, currency fluctuations and other unforeseeable economic situations. Group performance outcome for the 2015-2017 cycle Absolute annual TSR in USD was 20.4%. Absolute TSR over the three-year cycle was 0.1% in USD (-1.4% in CHF). Relative TSR performance in USD was rank number 12 out of 13 companies (rank number four among five European comparators). The Board awarded a performance factor of 0%. 5-2017 peRFoRmanCe CYCLe LtRpp paYoUt FoR tHe 201 Ce o payout o verall, the Board approved an LtRpp payout of 0% of target for the Ceo, i.e. no payout. novartis position payout range2 in the peer group (% of target) Position 1 – 3 160 – 200% Position 4 – 6 100 – 140% Position 7 – 10 20 – 80% Position 11 – 13 0% 2015-2017 peer group (12 companies, excluding novartis)1 AbbotAbbVieAmgen AstraZenecaBristol-Myers SquibbEli Lilly & Co. GlaxoSmithKline Johnson & Johnson Merck & Co. PfizerRocheSanofi Realized PSUs Dividend equivalents Performance factor Target number of PSUs Grant value Target number of PSUs Target incentive % Share price Annual base salary Grant value

152 | Novartis Annual Report 2017 Compensation governance Legal framework The Swiss Code of Obligations and the Corporate Gov-ernance Guidelines of the SIX Swiss Exchange require listed companies to disclose certain information about the compensation of Board and Executive Committee members, their equity participation in the Group, and loans made to them. This Annual Report fulfills that requirement. In addition, the Annual Report is in line with the principles of the Swiss Code of Best Practice for Corporate Governance of the Swiss Business Federa-tion (economiesuisse). and the Compensation Committee Charter, which are all published on the company website: www.novartis.com/ investors/company-overview/corporate-governance. The Compensation Committee serves as the super-visory and governing body for compensation policies and plans within Novartis, and has overall responsibility for determining, reviewing and proposing compensation pol-icies and plans for approval by the Board in line with the Compensation Committee Charter. A summary of dis-cussions and conclusions of each committee meeting is delivered to the full Board. A summary of the compen-sation decision-making authorities is set out below. Risk management principles The Compensation Committee, with support from its independent advisor, reviews market trends in compen-sation and changes in corporate governance rules and best practices. Together with the Risk Committee, it also reviews the Novartis compensation systems to ensure that they do not encourage inappropriate or excessive risk taking, and instead encourage behaviors that sup-port sustainable value creation. A summary of the risk management principles is out-lined below. RisK manaGement pRinCipLes Compensation authorization levels within the parameters set by the shareholders’ meeting DeCision on DeCision-maKinG aUtHoRitY Compensation of Chairman and other Board members Board of Directors Compensation of CEO Board of Directors Compensation of other Executive Committee members Compensation Committee Committee member independence The Compensation Committee is composed exclusively of members of the Board who meet the independence criteria set forth in the Board Regulations. From the 2016 AGM, the Compensation Committee had the following four members: Ann Fudge, Srikant Datar, Enrico Vanni and William Winters. Mr. Vanni has served as a member since 2011 and as Chair since 2012. • Rigorous performance management process, with approval of targets and eval-uation of performance for the CEO by the Board • Balanced mix of short-term and long-term variable com-pensation elements • Performance evaluation under the Annual Incentive includes an individual balanced score-card and assessed Values and Behaviors • Clawback and malus principles apply to all elements of variable compensation • Performance-vesting Long-Term Incentives only, with three-year overlapping cycles • All variable compensation is capped at 200% of target • Contractual notice period of 12 months • Post-contractual non-com-pete limited to a maximum of 12 months from the end of employment (annual base salary and Annual Incentive of the prior year only) as per contract, if applicable • Good and bad leaver provisions apply to variable compensation of leavers • No severance payments or change-of-control clauses • Share ownership requirements; no hedging or pledging of Novartis share ownership position by Board and Executive Committee members Role of the Compensation Committee’s independent advisor The Compensation Committee retained Frederic W. Cook & Co. Inc., appointed in 2011, as its independent external compensation advisor until June 2017. During the year, as part of its normal governance practices, the Compensation Committee conducted a market review of compensation advisors, with a focus on companies with extensive experience in European markets. Follow-ing a tendering process and an analysis to ensure that there were no conflicts-of-interest, the Compensation Committee appointed Mercer Limited as its independent compensation advisor with effect from July 2017. Compensation Committee meetings held in 2017 In 2017, the Compensation Committee held six formal meetings, and one additional joint meeting with the Research & Development Committee to review and endorse for approval by the Board the innovation targets and achievements of the LTPP and Annual Incentive. The Compensation Committee annual performance evalua-tion was undertaken by an external specialist firm (Egon Zehnder) as part of a wider review of the Board and each of its committees in 2017. In addition, the Compensation Committee reviewed its charter, as it does every year, and recommended updates to the Board to reflect the ongo-ing evolution of compensation governance practices. Executive Committee employment contracts provide for a notice period of up to 12 months and contain no change-of-control clauses or severance provisions (e.g., agree-ments concerning special notice periods, longer-term contracts, “golden parachutes,” waiver of lock-up periods for equities and bonds, shorter vesting periods, and addi-tional contributions to occupational pension schemes). For share ownership requirements, please refer to page 141 – share ownership requirements for the CEO and other Executive Committee members. Compensation decision-making authorities Authority for decisions related to compensation is gov-erned by the Articles of Incorporation, Board Regulations